Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this transition report of Allied Gold Mining Limited (the “Company”) on Form 20-F for the period from July 1, 2011 to December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Garth Campbell-Cowan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 26, 2013

By:	/s/ Garth Campbell-Cowan
	Name:	Garth Campbell-Cowan
	Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Allied Gold Mining Limited and will be retained by Allied Gold Mining Limited and furnished to the Securities and Exchange Commission or its staff upon request.